UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2015

TRANS-LUX CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware                                       1-2257                        13-1394750

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(State or other jurisdiction        (Commission                (I.R.S. Employer

of incorporation)                          File Number)             Identification No.)

445 Park Avenue, Suite 2001, New York, NY 10022

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(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (800) 243-5544

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02

Unregistered Sale of Equity Securities

On April 23, 2015, Trans-Lux Corporation (the “Corporation”) entered into that certain Credit Agreement (the “Credit Agreement”) with BFI Capital Fund II, LLC (“Lender”), pursuant to which the Company can borrow up to $1,500,000 from the Lender at an interest rate of twelve percent per annum.  To date, the Company has borrowed $500,000 under the Credit Agreement.  The maturity date of the loan is May 1, 2016 which may be extended at the Company’s option for an additional six (6) months to November 1, 2016, provided that the Company is not in default at the time of extension and has paid the Lender an extension fee of one percent of the then principal balance of the loan.  In connection with the Loan, the Company granted the Lender a security interest in its inventory.  For further information concerning the Credit Agreement, please see the Credit Agreement which is being filed as Exhibit 99.1 to this Form 8-K.  The Company also issued the Lender a warrant to purchase 10,000 shares of the Company at an exercise price of $12.00 per share.  The issuance of the warrant was completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Credit Agreement dated April 23, 2015 between Trans-Lux Corporation as Borrower and BFI Capital Fund II, LLC, as Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

By:  /s/ Robert J. Conologue

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Robert J. Conologue

Senior Vice President and
Chief Financial Officer

By:   /s/ Todd Dupee

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Todd Dupee

Vice President and

Controller

Dated:  April 29, 2015